SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 23, 2005

                         WAYNE SAVINGS BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

   Delaware                        0-23433                    31-1557791
-----------------            -------------------         --------------------
(State or other             (Commission File  No.)         (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)


151 N. Market St., Wooster, Ohio                                      44691
--------------------------------                                      -----
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (330) 264-5767


                                 Not Applicable
                  --------------------------- ---------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ___   Soliciting material pursuant to Rule 14a-12 under the Exchange
        Act (17 CFR 240.14a-12)
  ___   Pre-commencement communications pursuant to Rule
        14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ___   Pre-commencement
        communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Offices; Election of Directors;
            -------------------------------------------------------------------
            Appointment of Principal Officers
            ---------------------------------

         On November 23, 2005, Wayne Savings Bancshares, Inc., (the "Company") issued a press release announcing changes in management and an estimated financial effect for the quarter ending December 31, 2005 due to the unexpected death of Chairman, President and Chief Executive Officer Charles F. Finn and the retirement of Executive Vice President and Chief Operating Officer Wanda Christopher-Finn. A copy of the press release, dated November 23, 2005, is attached as Exhibit 99 to this report. The press release is being furnished to the SEC and shall not be deemed to be "filed" for any purpose.

      The Board of Directors of the Company, at its meeting on November 22, 2005, appointed Phillip E. Becker as President, Chief Executive Officer and Director of the Company and its wholly-owned subsidiary, Wayne Savings Community Bank (the "Bank"). The Company did not appoint a new Executive Vice President and Chief Operating Officer.

         Mr. Becker, who is 61 years old, served as Executive Vice President and Chief Lending Officer of the Bank between January 2005 and his appointment as President and Chief Executive Officer. Prior to joining the Bank, Mr. Becker was Vice President of Wayne County National Bank, Wooster, Ohio, from August 1999 to December 2004. Mr. Becker is not related to any director or other executive officer of the Company or the Bank by blood, marriage or adoption. Mr. Becker has not been a party to any transaction with the Company in which the amount exceeds $60,000 and in which he had a direct or indirect material interest.

         Mr. Becker has an employment agreement with the Bank which provides for a term of 24 months. On each anniversary date, the agreement may be extended for an additional 12 months. The agreement provides for termination by the Bank for cause at any time. In addition, under the agreement, Mr. Becker is entitled to severance in an amount equal to two times his highest annual base salary and bonus under certain circumstances set forth in the agreement.

Item 9.01  Financial Statements and Exhibits
           ---------------------------------

      (a) Not applicable.
      (b) Not applicable.
      (c) Exhibits.

Exhibit No.       Description
-----------       -----------
   99             Press release, dated November 23, 2005

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       WAYNE SAVINGS BANCSHARES, INC.


DATE:  November 23, 2005               By:      /s/ H. Stewart Fitz Gibbon III
                                                ------------------------------
                                                H. Stewart Fitz Gibbon III
                                                Senior Vice President
                                                Chief Financial Officer